UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒

Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

VERIZON COMMUNICATIONS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Verizon Communications Inc. 2022 Annual Meeting of Shareholders

May 12, 2022, 8:45 a.m. Local Time

Marriott Dallas Las Colinas, 223 West Las Colinas Boulevard,

Irving, Texas 75039

Advance registration is required to attend the meeting in person. See page 66 of the Proxy Statement for details.

Vote Online Go to www.envisionreports.com/vz or scan the QR code – login details are located in the shaded bar below.
Votes submitted electronically must be received by 8:45 a.m., Central Daylight Time, on May 12, 2022.

Important Notice Regarding the Availability of Proxy Materials for the

Verizon Communications Inc. Annual Meeting of Shareholders to be Held on May 12, 2022

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the Annual Meeting of Shareholders are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Proxy Statement and Annual Report on Form 10-K are available at:

        www.envisionreports.com/vz

Easy Online Access – View your proxy materials and vote.

Step 1:    Go to www.envisionreports.com/vz.

Step 2:    Click on Cast Your Vote or Request Materials.

Step 3:    Follow the instructions on the screen to log in.

Step 4:    Make your selections as instructed on each screen for your delivery preferences.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 2, 2022 to facilitate timely delivery.

Notice of 2022 Annual Meeting of Shareholders

Verizon Communications Inc.’s Annual Meeting of Shareholders will be held on Thursday, May 12, 2022 at 8:45 a.m. Local Time at Marriott Dallas Las Colinas, 223 West Las Colinas Boulevard, Irving, Texas 75039.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends a vote FOR all the nominees listed, and FOR Proposals 2 and 3:

1.	Election of Directors

2.	Advisory vote to approve executive compensation

3.	Ratification of appointment of independent registered public accounting firm

The Board of Directors recommends a vote AGAINST the following proposals:

4.	Report on charitable contributions

5.	Amend clawback policy

6.	Shareholder ratification of annual equity awards

7.	Business operations in China

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, you must register in advance. See page 66 of the Proxy Statement for details.

Here’s how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

—   Internet – Go to www.envisionreports.com/vz. Click Cast Your Vote or Request Materials.

—   Phone – Call us free of charge at 1-866-641-4276.

—   Email – Send an email to investorvote@computershare.com with “Proxy Materials Verizon Communications Inc.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by May 2, 2022.